Exhibit 99.1

Acura Pharmaceuticals Announces

Second Quarter 2020 Financial Results

Palatine, IL – (August 14, 2020) - Acura Pharmaceuticals, Inc. (OTCQB: ACUR), a specialty pharmaceutical company engaged in the research, development and commercialization of technologies and product candidates intended to mitigate the risk of outcomes associated with product misuse, announced today financial results for the three and six months ended June 30, 2020.

The Company reported revenues of $1.4 million and an operating income of $421 thousand for the second quarter 2020 compared to revenues of only $46 thousand and an operating loss of $622 thousand for the same period in 2019. For the six months ended June 30, 2020, the Company reported revenues of $2.4 million and an operating loss of $62 thousand compared to revenues of only $113 thousand and an operating loss of $1.3 million for the same period in 2019. Included in expenses for the six months ended June 30, 2020 was a one-time charge of $668 thousand to recognize an impairment in our Aversion intangible asset.

The Company reported net income of $308 thousand or $0.01 per diluted share for the second quarter 2020 compared to a net loss of $3.3 million or $0.15 per diluted share for the same period in 2019. The Company reported net loss of $287 thousand or $0.01 per diluted share for the six months ended June 30, 2020 compared to a net loss of $4.1 million or $0.19 per diluted share for the same period in 2019.

Revenue for the second quarter 2020 included $1.05 million in license fees derived from the license agreement with Abuse Deterrent Pharma. The Company also recorded royalty revenue of $34 thousand and $46 thousand, respectively, for the second quarter 2020 and 2019. Revenue for the six month period ended June 30, 2020 included $2.1 million in license fees derived from the license agreement with Abuse Deterrent Pharma. The Company also recorded royalty revenue of $67 thousand and $113 thousand, respectively, for the six month periods ended June 30, 2020 and 2019.

Research and development expense was $445 thousand for the second quarter 2020, compared to $262 thousand for the same period in 2019. Research and development expense was $832 thousand for the six month period ended June 30, 2020, compared to $575 thousand for the same period in 2019. The expenses reported for these periods were for our research facility, primarily associated with development of LTX-03.

General and administrative expense was $485 thousand for the second quarter 2020, versus $406 thousand in the same period last year. General and administrative expense was $1.0 million (excluding the one-time $668 thousand charge for the impairment of the intangible asset) for the six month period ended June 30, 2020, versus $843 thousand in the same period last year.

As of August 13, 2020, the Company had a cash balance of approximately $0.6 million.

On June 28, 2019, the Company entered into a License, Development and Commercialization Agreement (the “Agreement”) with Abuse Deterrent Pharma, LLC (”AD Pharma”) for our lead product candidate, LTX-03 (hydrocodone bitartrate with acetaminophen immediate-release tablets utilizing Acura’s patented LIMITx™ technology). The Agreement is described in our press release dated July 2, 2019 and our Form 8-K filed July 5, 2019. Included in the Agreement is the requirement that the NDA for LTX-03 be accepted by the FDA by November 30, 2020, or AD Pharma has the option to terminate the Agreement and take ownership of the LIMITx intellectual property. Importantly, such failure to meet this date will be an event of default under their $6.0 million note to Acura. The NDA acceptance date of November 30, 2020 was predicated upon a timeline prepared at June 28, 2019 which included the purchase and installation of auxiliary production manufacturing equipment. At this time, all auxiliary manufacturing equipment needed for production has been received and installed but recent COVID-19 risk mitigation strategies implemented at the New Jersey based contract manufacturer did delay the installation of the equipment for several weeks. Acura currently expects the submission and FDA acceptance of a new drug application (“NDA”) for LTX-03 to occur in the second quarter of 2021, unless additional development delays are experienced. The Parties are in negotiations to amend the AD Pharma Agreement to extend the date of the FDA acceptance of the NDA for LTX-03 which would allow for these unforeseen delays, although no guarantee can be given that these negotiations will be successful. AD Pharma has deferred the remittance of the required monthly license payments for May, June, July and August, 2020 pending the completion of these negotiations.

About Acura Pharmaceuticals

Acura Pharmaceuticals is an innovative drug delivery company engaged in the research, development and commercialization of technologies and products intended to address safe use of medications. The Company has three proprietary technologies: LIMITx™ Technology, AVERSION® Technology and IMPEDE® Technology.

LIMITxTM Technology utilizes acid neutralizing ingredients to precisely control gastric acidity, which limits the release of drug from tablets and its subsequent systemic absorption when multiple tablets are ingested. LIMITxTM Technology is useful with products whose side effect risks can be mitigated by limiting exposure to a drug in overdose situations.

AVERSION® Technology, used in the FDA approved drug OXAYDO® (oxycodone HCl) marketed by Assertio Holdings Inc., utilizes polymers designed to limit the abuse of the product by nasal snorting and injection. AVERSION® Technology is also licensed to KemPharm for use in certain of their products.

IMPEDE® Technology, used in NEXAFED® (pseudoephedrine HCl) and NEXAFED® Sinus (pseudoephedrine HCl/acetaminophen) marketed by MainPointe Pharmaceuticals, utilizes polymers and other ingredients to disrupt the extraction and processing of pseudoephedrine from the tablets into methamphetamine.

Forward-looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our ability to obtain funding for our continuing operations, including the development of our products utilizing our LIMITx™ and Impede® technologies;
•	the expected results of clinical studies relating to LTX-03, a LIMITx hydrocodone bitartrate and acetaminophen combination product, or any successor product candidate, the date by which such studies will be complete and the results will be available and whether LTX-03 will ultimately receive FDA approval;
•	our business could be adversely affected by health epidemics in regions where third parties for which we rely, as in CROs or CMOs, have concentrations of clinical trial sites or other business operations, and could cause significant disruption in the operations of third-party manufacturers and CROs upon whom we rely;
•	whether LIMITx will retard the release of opioid active ingredients as dose levels increase;
•	whether the extent to which products formulated with the LIMITx Technology deter abuse or overdose will be determined sufficient by the FDA to support approval or labelling describing safety and/or abuse deterrent features;
•	whether our LIMITx Technology can be expanded into extended-release formulations;
•	our and our licensee’s ability to successfully launch and commercialize our products and technologies, including Oxaydo® Tablets and our Nexafed® products;
•	the pricing and price discounting that may be offered by Assertio Holdings Inc. for Oxaydo;
•	the results and timing of our development of our LIMITx Technology, including, but not limited to, the submission of a New Drug Application;
•	our or our licensees’ ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;
•	the market acceptance of, timing of commercial launch and competitive environment for any of our products;
•	expectations regarding potential market share for our products;
•	our ability to develop and enter into additional license agreements for our product candidates using our technologies;
•	our exposure to product liability and other lawsuits in connection with the commercialization of our products;
•	the increasing cost of insurance and the availability of product liability insurance coverage;
•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;
•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;
•	whether the FDA will agree with or accept the results of our studies for our product candidates;
•	the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development process to meet over-the-counter (“OTC”) Monograph standards, as applicable;
•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates;
•	changes in regulatory requirements;
•	adverse safety findings relating to our commercialized products or product candidates in development;

•	whether the FDA will agree with our analysis of our clinical and laboratory studies;
•	whether further studies of our product candidates will be required to support FDA approval;
•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and whether we will be able to promote the features of our technologies; and
•	whether Oxaydo or our Aversion, Impede and LIMITx products will ultimately deter abuse in commercial settings and whether our Nexafed products and Impede Technology product candidates will disrupt the processing of pseudoephedrine into methamphetamine.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “indicate,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “seek”, “should,” “suggest,” “target,” “will,” “would” and similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Acura. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission. While Acura may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Contact:

Acura Investor Relations
investors@acurapharm.com
847-705-7709

ACURA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(unaudited)	(audited)
	June 30,	December 31,
	2020	2019
Assets – current	$1,940	$1,178
Property, plant and equipment, net	511	540
Other assets	85	844
Total assets	$2,536	$2,562

Other liabilities - current	$801	$1,074
Loan under CARES Act - current	120	-
Accrued interest to related party – current	454	-
Debt to related party – current	6,000	-
Accrued interest to related party – noncurrent	-	229
Loan under CARES Act - noncurrent	149	-
Debt to related party – noncurrent	-	6,000
Stockholders' deficit	(4,988)	(4,741)
Total liabilities and stockholders' deficit	$2,536	$2,562

ACURA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Royalties	$34	$46	$67	$113
Collaboration	44	-	52	-
License fees	1,050	-	2,100	-
Product sales, net of allowance	223	-	223	-
Total revenues	1,351	46	2,442	113
Operating expenses:
Research and development	445	262	832	575
General and administrative	485	406	1,672	843
Total operating expenses	930	668	2,504	1,418
Operating income (loss)	421	(622)	(62)	(1,305)
Loss on debt extinguishment	-	(2,600)	-	(2,600)
Interest expense – related party	(113)	(119)	(225)	(224)
Income (loss) before provision for income taxes	308	(3,341)	(287)	(4,129)
Provision for income taxes	-	-	-	-
Net income (loss)	$308	$(3,341)	$(287)	$(4,129)

Net income (loss) per share:
Basic	$0.01	$(0.15)	$(0.01)	$(0.19)
Diluted	$0.01	$(0.15)	$(0.01)	$(0.19)
Weighted average number of shares outstanding:
Basic	32,304	21,872	32,287	21,684
Diluted	32,482	21,872	32,287	21,684